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                  ORIX CREDIT ALLIANCE RECEIVABLES TRUST 1999-A
                                    (ISSUER)

                 ORIX CREDIT ALLIANCE RECEIVABLES CORPORATION II
                                (TRUST DEPOSITOR)

                           ORIX CREDIT ALLIANCE, INC.
                                  (ORIGINATOR)

                                    CLASS A-1
                                    CLASS A-2
                                    CLASS A-3
                                    CLASS A-4
                                     CLASS B
                                     CLASS C

                     RECEIVABLE BACKED NOTES, SERIES 1999-A

                             UNDERWRITING AGREEMENT

                                                             November ____, 1999

First Union Securities, Inc.
301 South College Street, TW-9
Charlotte, North Carolina  28288-0610


Ladies and Gentlemen:

         ORIX Credit Alliance Receivables Corporation II (the "Trust Depositor") proposes to transfer certain equipment installment loans and sales contracts, finance leases, and title retention and other security agreements with various companies to ORIX Credit Alliance Receivables Trust 1999-A (the "Trust") and the Trust proposes to issue the Receivable-Backed Notes, Series 1999-A, consisting of Class A-1, Class A-2, Class A-3, Class A-4, Class B and Class C (the "Notes"). The Notes are to be issued pursuant to the Indenture, dated as of November ____, 1999 (the "Indenture"), between Harris Trust and Savings Bank, as Indenture Trustee (the "Indenture Trustee") and the Trust, the form of which Indenture shall substantially be the form filed as an exhibit to the Registration Statement (as defined herein). Any capitalized terms used herein but not defined shall have the meaning set forth or referenced in the Indenture.
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         The Trust Depositor and Orix Credit Alliance, Inc. ("OCAI") hereby confirm their agreement through this agreement (the "Underwriting Agreement"), with First Union Securities, Inc. (the "Underwriter") to sell the Notes to the Underwriter on the terms and conditions hereof, in the amount set forth opposite its name on Schedule A. The Notes are more fully described in the Registration Statement (as defined herein) that the Trust Depositor has furnished to the Underwriter.

         Simultaneously with the execution of the Indenture, the Trust Depositor will enter into a transfer and servicing agreement (the "Transfer and Servicing Agreement") with ORIX Credit Alliance, Inc. (in such capacity, the "Originator"), pursuant to which the Originator will transfer to the Trust Depositor all of its right, title and interest in and to the Contract Assets as of the Cutoff Date and the Trust Depositor will transfer to the Trust all of its right, title and interest in and to the Contract Assets as of the Cutoff Date.

         SECTION 1. REPRESENTATIONS AND WARRANTIES OF THE TRUST DEPOSITOR. The Trust Depositor and OCAI, jointly and severally, represent and warrant to the Underwriter that:

         (a) The Trust Depositor has all requisite corporate power, authority and legal right to own its property and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under the Notes and each of the Transaction Documents to which it is a party.

         (b) The execution and delivery of the Notes and each of the Transaction Documents to which it is a party, the incurrence of the obligations herein and therein set forth and the consummation of the transactions contemplated hereunder and thereunder have been duly authorized by the board of directors of the Trust Depositor and all other necessary action has been taken.

         (c) The Underwriting Agreement has been duly authorized and validly executed and delivered by the Trust Depositor.

         (d) Each of the Transaction Documents (other than the Underwriting Agreement) to which it is a party and the Notes will be executed and delivered by the Trust Depositor on or before the Closing Date, and when executed and delivered by the other parties thereto, will constitute a valid and binding agreement of the Trust Depositor, enforceable against the Trust Depositor in accordance with their terms, except to the extent that (i) the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership or other similar laws now or hereafter in effect affecting the enforcement of creditors' or other obligees' rights in general,
(ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought and (iii) certain remedial provisions of the Indenture may be unenforceable in whole or in part under the Uniform Commercial Code (the "UCC"), but the inclusion of such provisions does not render the other provisions of the Indenture invalid and, notwithstanding that such provisions may be unenforceable in whole or in

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part, the Indenture Trustee, on behalf of the Noteholders, will be able to enforce the remedies of a secured party under the UCC.

         (e) The Notes will be issued pursuant to the terms of the Indenture and, when executed by the Trust and authenticated by the Indenture Trustee in accordance with the Indenture and delivered pursuant to the Underwriting Agreement, will be validly issued and outstanding and entitled to the benefits of the Indenture. The Notes will be in the form contemplated by the Indenture and will conform in all material respects to the description thereof contained in the Prospectus (as defined herein) and Registration Statement (as defined herein), each as amended or supplemented.

         (f) The Trust Depositor is not in violation of any requirement of law or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, lease or other instrument to which it is a party or by which it is bound or to which any of its property is subject, which violations or defaults separately or in the aggregate would have a material adverse effect on the Trust Depositor.

         (g) Neither the issuance and sale of the Notes, nor the execution and delivery by the Trust Depositor of the Notes or the Transaction Documents to which it is a party, nor the incurrence by the Trust Depositor of the obligations herein and therein set forth, nor the consummation of the transactions contemplated hereunder or thereunder, nor the fulfillment of the terms hereof or thereof does or will (i) violate any requirement of law presently in effect, applicable to it or its properties or by which it or its properties are or may be bound or affected, (ii) conflict with, or result in a breach of, or constitute a default under, any indenture, contract, agreement, deed, lease, mortgage or instrument to which it is a party or by which it or its properties are bound, or (iii) result in the creation or imposition of any Lien (as defined herein) upon any of its property or assets, except for those encumbrances created under the Indenture.

         (h) All consents, approvals, authorizations, orders, filings, registrations or qualifications of or with any court or any other governmental agency, board, commission, authority, official or body required in connection with the execution and delivery by the Trust Depositor of the Notes or the Transaction Documents to which it is a party, or to the consummation of the transactions contemplated hereunder and thereunder, or to the fulfillment of the terms hereof and thereof have been or will have been obtained on or before the Closing Date.

         (i) All actions required to be taken by the Trust Depositor as a condition to the offer and sale of the Notes as described herein or the consummation of any of the transactions described in the Prospectus, the Registration Statement and the Transaction Documents have been or, prior to the Closing Date, will be taken.

         (j) The representations and warranties made by the Trust Depositor in the Transaction Documents and made in any Officer's Certificate of the Trust Depositor delivered pursuant to the Transaction Documents will be true and correct of the time made and on and as of the Closing Date as if set forth herein.

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         (k) The Trust Depositor agrees that it has not granted, assigned, pledged or transferred and shall not grant, assign, pledge or transfer to any Person a security interest in, or any other right, title or interest in, the Contract Assets except as provided in, or expressly permitted by, the Transfer and Servicing Agreement, and agree to take all action required by the Transfer and Servicing Agreement in order to maintain the security interest in the Contract Assets granted pursuant to the Transfer and Servicing Agreement.

         (l) The Trust Depositor possesses all material licenses, certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now conducted by it and as described in the Prospectus, and the Trust Depositor has not received notice of any proceedings relating to the revocation or modification of any such license, certificate, authority or permit that if decided adversely to the Trust Depositor would, singly or in the aggregate, materially and adversely affect the conduct of its business, operations or financial condition.

         (m) There are no actions, proceedings or investigations pending before or, to the knowledge of the Trust Depositor, threatened by any court, administrative agency or other tribunal to which the Trust Depositor is a party or of which any of its properties are the subject (i) that if determined adversely to the Trust Depositor would have a material adverse effect on the business or financial condition of the Trust Depositor, (ii) asserting the invalidity of the Notes or any Transaction Document, (iii) seeking to prevent the issuance of the Notes or the consummation by the Trust Depositor of any of the transactions contemplated by any Transaction Document or (iv) that would materially and adversely affect the performance by the Trust Depositor under, or the validity or enforceability of, any Transaction Document or the Notes.

         (n) The Trust Depositor has prepared and filed with the United States Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Securities Act"), a registration statement on Form S-1 (registration number 333-84627), including a form of preliminary prospectus, relating to the Notes. The registration statement, and any post-effective amendment thereto, each in the form heretofore delivered to the Underwriter and, excluding exhibits thereto, have been declared effective by the Commission. As used in this Underwriting Agreement, "Effective Time" means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission and "Effective Date" means the date of the Effective Time. The Trust Depositor has furnished to the Underwriter copies of one or more preliminary prospectuses (each, a "Preliminary Prospectus") relating to the Notes. Except where the context otherwise requires, the Registration Statement, as amended at the Effective Time, including all documents filed as a part thereof, and including any information contained in a prospectus subsequently filed with the Commission pursuant to Rule 424(b) under the Act and deemed to be part of the registration statement as of the Effective Time pursuant to Rule 430A under the Securities Act, is herein called the "Registration Statement", and the prospectus, in the form filed by the Trust Depositor with the Commission pursuant to Rule 424(b) under the Securities Act or, if no such filing is required, the form of final prospectus included in the Registration Statement at

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the time it became effective, is hereinafter called the "Prospectus". There are no contracts or documents of the Trust Depositor that are required to be described in the Prospectus, or filed as exhibits to the Registration Statement pursuant to the Securities Act or the Rules and Regulations that have not been so described, filed or incorporated by reference therein on or prior to the Closing Date. The conditions for use of Form S-1, as set forth in the General Instructions thereto, have been satisfied.

         (o) The Registration Statement relating to the Notes has been filed with the Commission and such Registration Statement has become effective. No stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Trust Depositor or OCAI, threatened by the Commission.

         (p) The Registration Statement conforms, and any amendments or supplements thereto and the Prospectus will conform, in all material respects to the requirements of the Securities Act and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and does not and will not, as of the Effective Date as to the Registration Statement and any amendment thereto, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, and as of the Closing Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to (i) that part of the Registration Statement that shall constitute the Statement of Eligibility and Qualification (Form T-1) of the Indenture Trustee under the Trust Indenture Act or (ii) any Underwriter's Information (as defined in Section 10(d) hereof) contained therein. The Indenture conforms in all respects to the requirements of the Trust Indenture Act and the rules and regulations of the Commission thereunder.

         (q) Since the respective dates as of which information is given in the Prospectus, there has not been any material adverse change in the general affairs, management, financial condition, or results of operations of the Trust Depositor, otherwise than as set forth or contemplated in the Prospectus as supplemented or amended as of the Closing Date.

         (r) All the outstanding shares of capital stock of the Trust Depositor have been duly authorized and validly issued, are fully paid and nonassessable and, except to the extent set forth in the Registration Statement, are owned by OCAI directly or indirectly through one or more wholly-owned subsidiaries, free and clear of any claim, lien, encumbrance, security interest or any other claim of any third party.

         (s) Arthur Anderson LLP are independent public accountants with respect to the Trust Depositor as required by the Securities Act.

         (t) At the time of execution and delivery of the Transfer and Servicing Agreement, the Trust Depositor will: (i) have good title to the interest in the Contract Assets conveyed by OCAI, free and clear of any lien, mortgage, pledge, charge, encumbrance, adverse claim or other security interest not permitted under the Transfer and Servicing Agreement (collectively,

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"Liens"); (ii) not have assigned to any Person (other than the Trust) any of its right, title or interest in the Contract Assets, or the Transaction Documents; and (iii) have the power and authority to pledge its interest in the Contract Assets to the Trust. Upon execution and delivery of the Transfer and Servicing Agreement by the Indenture Trustee and any related instruments of pledge, transfer or assignment by the Trust Depositor, the Trust will have a valid security interest in all of the Trust Depositor's right, title and interest in and to the Contract Assets. Upon execution of the Indenture, the Indenture Trustee will have a valid security interest in all of the Trust's right, title and interest in and to the Contract Assets. Upon delivery to the Underwriter of the Notes, the Underwriter will have good title to the Notes free of any Liens.

         (u) As of the Cutoff Date, the Contracts met the eligibility criteria described in the Prospectus and conformed to the descriptions thereof contained in the Prospectus.

         (v) Any taxes, fees and other governmental charges in connection with the execution, delivery and issuance of the Transaction Documents and the Notes have been paid or will be paid at or prior to the Closing Date.

         (w) All OCAI-Provided Information was true and correct in all material respects as of the date it was provided to the Underwriter. The term "OCAI-Provided Information" means the information contained on any computer tape furnished to the Underwriter or provided by other written means, electronic transmission or computer disk by the Trust Depositor or OCAI concerning the assets comprising the Trust Estate; and

         (x) Neither the Trust nor the Trust Depositor are required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations of the Commission thereunder.

         SECTION 2. REPRESENTATIONS AND WARRANTIES OF OCAI. OCAI represents and warrants to the Underwriter that:

         (a) The execution and delivery of the Notes and each of the Transaction Documents to which it is a party, the incurrence of the obligations herein and therein set forth and the consummation of the transactions contemplated hereunder and thereunder have been duly authorized by the board of directors of OCAI and all other necessary action has been taken.

         (b) The Underwriting Agreement has been duly authorized and validly executed and delivered by OCAI.

         (c) Each of the Transaction Documents (other than the Underwriting Agreement) to which it is a party will be executed and delivered by OCAI on or before the Closing Date, and when executed and delivered by the other parties thereto, will constitute a valid and binding agreement of OCAI, enforceable against OCAI in accordance with their terms, except to the extent that (i) the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership or other similar laws now or hereafter in effect affecting the enforcement of creditors' or other obligees' rights in general, (ii) the remedy of specific

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performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought and (iii) certain remedial provisions of the Indenture may be unenforceable in whole or in part under the UCC, but the inclusion of such provisions does not render the other provisions of the Indenture invalid and, notwithstanding that such provisions may be unenforceable in whole or in part, the Indenture Trustee, on behalf of the Noteholders, will be able to enforce the remedies of a secured party under the UCC.

         (d) The representations and warranties made by OCAI in the Transaction Documents and made in any Officer's Certificate of OCAI delivered pursuant to the Transaction Documents will be true and correct as of the time made and on and as of the Closing Date as if set forth herein.

         (e) OCAI possesses all material licenses, certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now conducted by it and as described in the Prospectus, and has not received notice of any proceedings relating to the revocation or modification of any such license, certificate, authority or permit that if decided adversely to OCAI would, singly or in the aggregate, materially and adversely affect the conduct of their business, operations or financial condition.

         (f) OCAI has been duly incorporated and is validly existing as corporation in good standing under the law of its jurisdictions of incorporation, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, and has all power and authority necessary to own or hold properties and to conduct the businesses in which engaged, except where the failure to so qualify or have such power or authority could not have, individually or in the aggregate, a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of OCAI taken as a whole, and to execute, deliver and perform its obligations under the Notes and the Transaction Documents.

         (g) There are no actions, proceedings or investigations pending before or, to the knowledge of OCAI, threatened by any court, administrative agency or other tribunal to which OCAI is a party or of which any of its properties are the subject (i) that if determined adversely to OCAI would have a material adverse effect on the business or financial condition of OCAI, (ii) asserting the invalidity of the Notes or any Transaction Document, (iii) seeking to prevent the issuance of the Notes or the consummation by OCAI of any of the transactions contemplated by any Transaction Document or (iv) that would materially and adversely affect the performance by OCAI under, or the validity or enforceability of, any Transaction Document to which OCAI is a party.

         (h) OCAI (i) is not in violation of its charter or by-laws, (ii) is not in default in any material respect, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its

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property or assets is subject or (iii) is not in violation in any respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject, except any violation or default that would not have a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of OCAI.

         (i) OCAI agrees that it has not granted, assigned, pledged or transferred and shall not grant, assign, pledge or transfer to any Person a security interest in, or any other right, title or interest in, the Contract Assets except as provided in, or expressly permitted by, the OCAI Transfer Agreement and the Transfer and Servicing Agreement, and agree to take all action required by the Transfer and Servicing Agreement in order to maintain the security interest in the Contract Assets granted pursuant to the Transfer and Servicing Agreement.

         SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE TRUST. The Trust, the Trust Depositor and OCAI, jointly and severally, represents and warrants to the Underwriter that:

         (a) The Trust has full power, authority and legal right to execute, deliver and sell the Notes to the Underwriter and to perform its obligations under Notes and the Transaction Documents to which it is a party.

         (b) The execution and delivery of the Transaction Documents to which it is a party and the consummation of the transactions provided for therein have been duly authorized by all necessary action on its part.

         (c) The execution and delivery of the Transaction Documents to which it is a party, the performance of the transactions contemplated thereby and the fulfillment of the terms thereof will not conflict with, result in any breach of any of the materials terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which the Trust is a party or by which it or any of its property is bound.

         (d) The execution and delivery of the Transaction Documents to which it is a party, the performance of the transactions contemplated thereby and the fulfillment of the terms thereof will not conflict with or violate, in any material respect, any requirements of law applicable to the Trust.

         (e) All approvals, authorizations, consents, orders or other actions of any Person or any governmental authority required in connection with the execution and delivery of the Transaction Documents to which it is a party, the performance of the transactions contemplated thereby and the fulfillment of the terms thereof have been obtained.

         (f) The Trust has its chief executive office and place of business (as such terms are used in Article 9 of the UCC) in Newark, Delaware. The Trust agrees that it will not change the location of such office to a location outside of Newark, Delaware, without at least 30 days prior written notice to the OCAI, the Indenture Trustee and the Rating Agencies.

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         SECTION 4. PURCHASE AND SALE. Subject to the terms and conditions and in reliance upon the covenants, representations and warranties herein set forth, the Trust Depositor agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Trust Depositor, the principal amount of Notes set forth Schedule A hereto. The purchase price for the Notes shall be as set forth in Schedule A hereto.

         SECTION 5. DELIVERY AND PAYMENT. The Trust Depositor will deliver the Notes to the Underwriter against payment of the purchase price in immediately available funds, paid at the direction of the Trust Depositor, at the office of Sullivan & Cromwell, 125 Broad Street, New York, New York, New York City time, on November ____ 1999, or at such other time not later than seven (7) full business days thereafter as the Underwriter and the Trust Depositor determine, such time being herein referred to as the "Closing Date." Each of the Notes to be so delivered shall be represented by one or more Definitive Notes registered in the name of Cede & Co., as nominee for The Depository Trust Company ("DTC"). Definitive Notes evidencing the Notes will be available only under the limited circumstances specified in the Indenture (other than such Notes issued in the name of Cede & Co. as nominee for of DTC). The Trust Depositor shall make such Definitive Notes representing the Notes available for inspection by the Underwriter at the office at which the Notes are to be delivered no later than five hours before the close of business in New York City on the business day prior to the Closing Date.

         SECTION 6. OFFERING BY UNDERWRITER. It is understood that the Underwriter proposes to offer the Notes for sale to the public, which may include selected dealers, as set forth in the Prospectus.

         SECTION 7. COVENANTS OF THE TRUST DEPOSITOR AND OCAI. The Trust Depositor and OCAI, jointly and severally, covenant and agree with the Underwriter as follows:

         (a) The Trust Depositor will prepare the Prospectus in a form approved by the Underwriter, and will file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business on the second business day following the execution and delivery of this Underwriting Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act.

         (b) During the period that a prospectus relating to the Notes is required to be delivered under the Securities Act in connection with sales of such Notes (such period being hereinafter sometimes referred to as the "prospectus delivery period"), before filing any amendment or supplement to the Registration Statement or the Prospectus, the Trust Depositor will furnish to the Underwriter a copy of the proposed amendment or supplement for review and will not file any such proposed amendment or supplement to which the Underwriter reasonably objects.

         (c) During the prospectus delivery period, the Trust Depositor will advise the Underwriter, promptly after it receives notice thereof, (i) when any amendment to the Registration Statement shall have become effective; (ii) of any request by the Commission for any amendment or supplement to the Registration Statement or the Prospectus or for any

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additional information; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceeding for that purpose, (iv) of the issuance by the Commission of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceedings for that purpose and (v) of any notification with respect to any suspension of the qualification of the Notes for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and will use its best efforts to prevent the issuance of any such stop order or suspension and, if any is issued, will promptly use its best efforts to obtain the withdrawal thereof.

         (d) If, at any time during the prospectus delivery period, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Securities Act, the Trust Depositor will promptly prepare and file with the Commission an amendment or a supplement that will correct such statement or omission or effect such compliance.

         (e) The Trust Depositor will endeavor to qualify the Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriter shall reasonably request and will continue such qualification in effect so long as reasonably required for distribution of the Notes; provided, however, that the Underwriter shall not be obligated to qualify to do business in any jurisdiction in which they currently are not so qualified; and provided, further, that the Trust Depositor shall not be required to file a general consent to service of process in any jurisdiction.

         (f) The Trust Depositor will furnish to the Underwriter, without charge, two copies of the Registration Statement (including exhibits thereto), one of which will be signed during the prospectus delivery period, as many copies of the Prospectus and any supplement thereto as the Underwriter may reasonably request.

         (g) For a period from the date of this Underwriting Agreement until the retirement of the Notes, or until such time as the Underwriter shall cease to maintain a secondary market in the Notes, whichever first occurs, the Trust Depositor will deliver to the Underwriter, (i) the annual statements of compliance, (ii) the annual independent certified public accountants' reports furnished to the Indenture Trustee, (iii) all documents required to be distributed to the Noteholders, (iv) all documents filed with the Commission pursuant to the Exchange Act or any order of the Commission thereunder, in each case as provided to the Indenture Trustee or filed with the Commission, as soon as such statements and reports are furnished to the Indenture Trustee or filed or as soon thereafter as practicable, (v) any order of the Commission under the Securities Act or the Exchange Act in regard to the Trust, the Trust Depositor or to OCAI with respect to the Trust or the Trust Depositor, or pursuant to a "no action" letter obtained from the staff of the commission by the Trust, the Trust Depositor or OCAI with respect to the Trust or the Trust Depositor and affecting the Trust, the Trust Depositor or OCAI and (vi) from time to time, such other information concerning the Trust, the Trust Depositor as the Underwriter, may

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reasonably request.

         (h) To the extent, if any, that the rating provided with respect to the Notes by the rating agency or agencies that initially rate the Notes is conditional upon the furnishing of documents or the taking of any other actions by the Trust or the Trust Depositor, the Trust Depositor or the Trust, as applicable shall furnish such documents and take any such other actions.

         (i) If required by the Securities Act or the rules of the Commission promulgated hereunder, the Trust Depositor will cause the Indenture Trustee to make generally available to Noteholders and to the Underwriter, as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter occurring after the Effective Date of the Registration Statement, which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder if then applicable.

         (j) For a period of 90 days from the date hereof, the Trust Depositor will not offer for sale, sell, contract to sell or otherwise dispose of, directly or indirectly, or file a registration statement for, or announce any offering of, any securities collateralized by, or evidencing an ownership interest in, any asset-backed securities of the Trust Depositor (other than the Notes purchased hereunder) without the prior written consent of the Underwriter.

         SECTION 8. CONDITIONS TO THE UNDERWRITER'S OBLIGATIONS. The obligations of the Underwriter hereunder are subject, to the accuracy, when made and on the Closing Date, of the representations and warranties of the Trust, the Trust Depositor and OCAI contained herein, to the accuracy of the statements of the Trust, the Trust Depositor and OCAI made in any certificates pursuant to the provisions hereof, to the performance by the Trust, the Trust Depositor and OCAI of their respective obligations hereunder and to each of the following additional terms and conditions:

         (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424 in the manner and within the applicable time period prescribed for such filing by the rules and regulations of the Commission under the Securities Act and in accordance with Section 7(a) of this Underwriting Agreement, and the Underwriter shall have received confirmation of the effectiveness of the Registration Statement; and, prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceedings for such purpose shall have been initiated or threatened by the Commission; and all requests for additional information from the Commission with respect to the Registration Statement shall have been complied with to the reasonable satisfaction of the Underwriter.

         (b) The Underwriter, shall have received evidence satisfactory to it that the Class A-1 Notes shall be rated "P-1" by Moody's, "A-1+" by S&P and "F-1+/AAA" by Fitch, the Class A-2 Notes shall be rated no lower than "Aaa" by Moody's, "AAA" by S&P and "AAA" by Fitch, the Class A-3 Notes shall be rated no lower than "Aaa" by Moody's, "AAA" by S&P and "AAA" by Fitch, the Class A-4 Notes shall be rated no lower than "Aaa" by Moody's, "AAA" by S&P and "AAA", by Fitch, the Class B Notes shall be rated no lower than "A2" by Moody's, "A" by S&P and "A" by Fitch, and the Class C Notes shall be rated no lower than "Baa2" by Moody's, "BBB" by S&P and "BBB" by Fitch.

         (c) (i) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Underwriting Agreement, the Transaction Documents, the Notes, the Registration Statement, the Preliminary Prospectus and the Prospectus, and all other legal matters relating to such agreements and the transactions contemplated hereby and thereby shall be reasonably satisfactory in all material respects to counsel for the Underwriter, and the Trust Depositor shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters and (ii) prior to or contemporaneously with the purchase of Notes hereunder, all transactions contemplated to be consummated under such Transaction Documents on the Closing Date (including, without limitation, the issuance and placement of any subordinated, privately-placed securities) shall have been so consummated to the reasonable satisfaction of the Underwriter.

         (d) Hal B. Parkerson shall have furnished to the Underwriter his written opinion, as general counsel to OCAI and the Trust Depositor, addressed to the Underwriter and dated the Closing Date, in form and substance reasonably satisfactory to the Underwriter (which opinion will also be delivered to the Rating Agencies, all of whom shall be entitled to rely on such opinion as if an addressee) substantially in the form set forth on Annex A.

         (e) Sullivan & Cromwell shall have furnished to the Underwriter their written opinion, as special New York counsel to OCAI, the Trust Depositor and the Trust, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Underwriter (which opinion will also be delivered to the Rating Agencies, all of whom shall be entitled to rely on such opinion as if an addressee) substantially in the form of Annex B.

         (f) Sullivan & Cromwell shall have furnished to the Underwriter, their written opinion(s), as counsel to the Trust Depositor and OCAI, addressed to the Underwriter and dated the Closing Date, in form and substance reasonably satisfactory to the Underwriter (which opinion will also be delivered to the Rating Agencies, all of whom shall be entitled to rely on such opinion as if an addressee), with respect to the (i) characterization of the transfer of the Contract Assets by OCAI to the Trust Depositor pursuant to the Transfer and Servicing Agreement as a sale and the non-consolidation of the Trust Depositor and OCAI and (ii) such other opinions agreed to by the Trust Depositor, OCAI and the Underwriter.

         (g) Riker, Danzig, Scherer, Hyland and Perretti shall have furnished to the Underwriter their written opinion, as special New Jersey counsel to OCAI, the Trust Depositor and the Trust, addressed to the Underwriter and dated the Closing Date, in form and substance reasonably satisfactory to the Underwriter (which opinion will also be delivered to the Rating Agencies, all of whom shall be entitled to rely on such opinion as if an addressee) substantially in the form of Annex C.

         (h) Riker, Danzig, Scherer, Hyland and Perretti shall have furnished to the

Underwriter their written opinion, as special New Jersey tax counsel to OCAI, the Trust Depositor and the Trust, addressed to the Underwriter and dated the Closing Date, in form and substance reasonably satisfactory to the Underwriter (which opinion will also be delivered to the Rating Agencies, all of whom shall be entitled to rely on such opinion as if an addressee) substantially in the form of Annex D.

         (i) Richards, Layton & Finger, P.A. shall have furnished to the Underwriter their written opinion, as special Delaware counsel to The Bank of New York (Delaware) ("BNY (DE)"), addressed to the Underwriter and dated the Closing Date, in form and substance reasonably satisfactory to the Underwriter (which opinion will also be delivered to the Rating Agencies, all of whom shall be entitled to rely on such opinion as if an addressee) substantially in form of Annex E.

         (j) Richards, Layton & Finger, P.A. shall have furnished to the Underwriter their written opinion, as special Delaware counsel to the Trust Depositor and the Trust, addressed to the Underwriter and dated the Closing Date, in form and substance reasonably satisfactory to the Underwriter (which opinion will also be delivered to the Rating Agencies, all of whom shall be entitled to rely on such opinion as if an addressee) substantially in form of Annex F.

         (k) Seward & Kissell shall have furnished to the Underwriter their written opinion, as special counsel to the Indenture Trustee, addressed to the Underwriter and dated the Closing Date, in form and substance reasonably satisfactory to the Underwriter (which opinion will also be delivered to the Rating Agencies, all of whom shall be entitled to rely on such opinion as if an addressee) substantially in the form of Annex G.

         (l) The Underwriter shall have received from Moore & Van Allen, PLLC, counsel for the Underwriter, such opinion or opinions, dated the Closing Date, with respect to such matters as the Underwriter may require, and the Trust Depositor shall have furnished to such counsel such documents as they reasonably request for enabling them to pass upon such matters.

         (m) Each of the Trust Depositor, the Trust and OCAI shall have furnished to the Underwriter a certificate, dated the Closing Date, of any of its Chairman of the Board, President or Vice President and its chief financial officer stating that (i) such officers have carefully examined the Registration Statement and the Prospectus, (ii) the Prospectus does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided that each of the Trust Depositor and OCAI may exclude the Underwriter's Information (as defined in Section 10(d) herein) from such representation),
(iii) the representations and warranties of OCAI or the Trust Depositor, as the case may be, contained in this Underwriting Agreement and the Transaction Documents are true and correct in all material respects on and as of the Closing Date, (iv) OCAI or the Trust Depositor, as the case may be, have complied in all material respects with all agreements and satisfied in all material respects all conditions on its part to be performed or satisfied hereunder and under such agreements at or prior to the Closing Date, (v) no stop order suspending the effectiveness of the Registration Statement has been issued and is outstanding and no proceedings for that purpose have been instituted and not terminated or, to the best of his or her knowledge, are contemplated by the Commission, and (vi) since the date of its most recent financial statements, there has been no material adverse change in the financial position or results of operations of OCAI or the Trust Depositor, as applicable, or any development including a prospective change, in or affecting the condition (financial or otherwise), results of operations or business of OCAI or the Trust Depositor except as set forth in or contemplated by the Registration Statement and the Prospectus.

         (n) The Indenture Trustee shall have furnished to the Underwriter a certificate of the Indenture Trustee, signed by one or more duly authorized officers of the Indenture Trustee, dated the Closing Date, as to the due authorization, execution and delivery of the Indenture by the Indenture Trustee and the acceptance by the Indenture Trustee of the Trust Estate and such other matters as the Underwriter shall reasonably request.

         (o) Subsequent to the date of this Underwriting Agreement, there shall not have occurred (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the over-the-counter market shall have been suspended or limited, or minimum prices shall have been established on either of such exchanges or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, or trading in securities of the Trust Depositor or OCAI on any exchange or in the over-the-counter market shall have been suspended; (ii) a general moratorium on commercial banking activities shall have been declared by Federal or New York State authorities; or (iii) an outbreak or escalation of hostilities or a declaration by the United States of a national emergency or war or such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Underwriter, impracticable or inadvisable to proceed with the public offering or the delivery of the Notes on the terms and in the manner contemplated in the Prospectus.

         (p) With respect to the letter of Arthur Andersen LLP, delivered to the Underwriter, concurrently with the execution of this Underwriting Agreement (the "initial letter"), the Trust Depositor shall have furnished to the Underwriter, a letter (the "bring-down letter") of such accountants, addressed to the Underwriter and dated the Closing Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualifications of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of such bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by its initial letter and (iii) confirming in all material respects the conclusions and findings set forth in its initial letter.

         (q) The Underwriter shall receive evidence satisfactory to it that, on or before the Closing Date, UCC-l financing statements have been or are being filed in each office in each jurisdiction in which such financing statements are required (i) to perfect the first priority security interests created by the Transfer and Servicing Agreement reflecting the interest of the Trust Depositor in the Contract Assets and the proceeds thereof and (ii) to perfect the first priority security interest created by the Indenture, reflecting the interest of the Indenture Trustee in the Contract Assets and the proceeds thereof as described in the Prospectus.

         (r) Subsequent to the execution and delivery of this Underwriting Agreement, (i) no downgrade, withdrawal or qualification shall have occurred with respect to the rating accorded the Notes or any of the Trust Depositor's other debt securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Securities Act and (ii) no such organization shall have publicly announced that it has under surveillance or review (other than an announcement with positive implications of a possible upgrading), its rating of the Notes or the Trust Depositor's other debt securities.

         If any condition specified in this Section 8 shall not have been fulfilled when and as required to be fulfilled, this Underwriting Agreement may be terminated by the Underwriter by notice to the Trust Depositor at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party except as provided in Section 10.

         All opinions, letters, evidence and certificates mentioned above or elsewhere in this Underwriting Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriter.

         SECTION 9. PAYMENT AND EXPENSES. If (i) the Trust shall fail to tender the Notes for delivery to the Underwriter for any reason not permitted under this Underwriting Agreement or (ii) the Underwriter shall decline to purchase the Notes for any reason permitted under this Underwriting Agreement, the Trust Depositor shall reimburse the Underwriter for the fees and expenses of its counsel and for such other out-of-pocket expenses as shall have been reasonably incurred by them in connection with this Underwriting Agreement and the proposed purchase of the Notes, and upon demand the Trust Depositor shall pay the full amount thereof to the Underwriter.

         SECTION 10. INDEMNIFICATION. (a) OCAI, the Trust Depositor and the Trust shall, jointly and severally, indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of
Section 15 of the Securities Act against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Underwriter may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof or supplement thereto, or in any Preliminary Prospectus or the Prospectus or in any amendment thereof or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse the Underwriter for any legal or other expenses reasonably incurred by the Underwriter in connection with investigating or preparing to defend or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that neither OCAI nor the Trust Depositor shall be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any Registration Statement as originally filed or in any amendment thereof or supplement thereto, or in any Preliminary Prospectus or the Prospectus or in any amendment thereof or supplement thereto in reliance upon and in conformity with the Underwriter's Information (as defined in Section 10(d) herein).

         (b) The Underwriter shall indemnify and hold harmless OCAI and the Trust Depositor, against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which OCAI and the Trust Depositor or any one or more thereof may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof or supplement thereto, or in any Preliminary Prospectus or the Prospectus or in any amendment thereof or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the Underwriter's Information (as defined in Section 10(d) herein), and shall reimburse OCAI and the Trust Depositor for any legal or other expenses reasonably incurred by OCAI or the Trust Depositor directly in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage or liability (or any action in respect thereof) as such expenses are incurred.

         (c) Promptly after receipt by any indemnified party under this Section 10 of notice of any claim or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 10, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 10, except to the extent it has been materially prejudiced by such failure; and, provided further, that the failure to notify any indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 10.

         If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 10 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation.

         Any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (i) the employment thereof has been specifically authorized by the indemnifying party in writing; (ii) the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel; or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to local counsel) at any time for all such indemnified parties, which firm shall be designated in writing by the Underwriter, if the indemnified parties under this Section 10 consist of the Underwriter or any of its directors and controlling persons, or by OCAI or the Trust Depositor, if the indemnified parties under this Section 10 consist of OCAI or the Trust Depositor or any of the Trust Depositor's or OCAI's directors, officers or controlling persons.

         Each indemnified party, as a condition of the indemnity agreements contained in Section 10(a) and (b), shall use its best efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent, but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

         (d) The Underwriter confirms that the Underwriter's Information, as defined herein, contained in the Prospectus is correct and constitutes the only information furnished in writing to the Trust Depositor and OCAI by or on behalf of the Underwriter specifically for inclusion in the Registration Statement and the Prospectus. The "Underwriter's Information" includes the following under the caption "Plan of Distribution": (i) the chart listing the Underwriter of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes and the Class C Notes, (ii) the paragraph immediately following the chart described in clause (i), and (iii) the chart listing the Underwriter's Selling Concession and Reallowance Concession.

         (e) The obligations of OCAI, the Trust Depositor and the Underwriter in this Section 10 are in addition to any other liability that OCAI, the Trust Depositor or the Underwriter, as the case may be, may otherwise have.

         SECTION 11. CONTRIBUTION.

         If the indemnification provided for in Section 10 is unavailable or insufficient to hold harmless an indemnified party under Section 10(a) or (b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or any action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by OCAI and the Trust Depositor on the one hand and the Underwriter on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of OCAI and the Trust Depositor on the one hand and the Underwriter on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or any action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by OCAI and the Trust Depositor on the one hand and the Underwriter on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes purchased hereunder (before deducting expenses) received by the Trust Depositor bear to the total underwriting discounts and commissions received by the Underwriter with respect to the Notes purchased hereunder, in each case as set forth in the table under the caption "Plan of Distribution" in the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by OCAI or the Trust Depositor on the one hand or the Underwriter on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. OCAI, the Trust Depositor and the Underwriter agrees that it would not be just and equitable if contributions pursuant to this Section 11 were to be determined by pro rata allocation (even if the Underwriter were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability referred to above in this Section 11 shall be deemed to include for purposes of this Section 11, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such claim or any action. Notwithstanding the provisions of this Section 11, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public less the amount of any damages that the Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         SECTION 12. TERMINATION OF AGREEMENT. The Underwriter may terminate this Underwriting Agreement immediately upon notice to OCAI and the Trust Depositor, at any time at or prior to the Closing Date if any of the events or conditions described in Section 8(k) of this Underwriting Agreement shall occur and be continuing. In the event of any such termination, the covenants set forth in Section 7, the provisions of Section 9, the indemnity agreement set forth in
Section 10 and the provisions of Sections 11 and this Section 12 shall remain in effect.

         SECTION 13. PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Underwriting

Agreement shall inure to the benefit of and be binding upon the Underwriter, the Trust Depositor, OCAI, and their respective successors. Nothing expressed or mentioned in this Underwriting Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriter, the Trust Depositor and OCAI and their respective successors and the controlling persons and officers and directors, and their heirs and legal assigns, any legal or equitable right, remedy or claim under or in respect of this Underwriting Agreement or any provision contained herein.

         SECTION 14. EXPENSES. The Trust Depositor and OCAI, jointly and severally, agree with the Underwriter to pay (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Notes and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (iii) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any Preliminary Prospectus and the Prospectus, all as provided in this Underwriting Agreement; (iv) the costs of reproducing and distributing this Underwriting Agreement and any other underwriting and selling group documents by mail, telex or other means of communications; (v) the fees and expenses of qualifying the Notes under the securities laws of the several jurisdictions as provided in
Section 7(e) and of preparing, printing and distributing "blue sky memoranda" and "legal investment surveys" (including the related reasonable and documented fees and expenses of counsel to the Underwriter); (vi) any fees charged by rating agencies for rating the Notes; (vii) all fees and expenses of the Indenture Trustee and its counsel; (viii) any transfer taxes payable in connection with its sale of the Notes pursuant to this Underwriting Agreement; and (ix) all other costs and expenses incident to the performance of the obligations of the Trust Depositor and OCAI under this Underwriting Agreement.

         SECTION 15. SURVIVAL. The respective indemnities, rights of contribution, representations, warranties and agreements of the Trust Depositor, OCAI and the Underwriter contained in this Underwriting Agreement or made by or on their behalf, respectively, pursuant to this Underwriting Agreement, shall survive the delivery of and payment for the Notes and shall remain in full force and effect, regardless of any termination or cancellation of this Underwriting Agreement or any investigation made by or on behalf of any of them or any person controlling any of them.

         SECTION 16. NOTICES. All communication hereunder shall be in writing and, (i) if sent to the Underwriter will be mailed, delivered or telecopied and confirmed to them at First Union Securities, Inc., Asset Securitization Division, 301 South College Street, TW-9, Charlotte, North Carolina, 28288-0610, Telecopy Number: (704) 374-3254; if sent to the Trust Depositor, will be mailed, delivered or telecopied and confirmed to them at the addresses of the Trust Depositor set forth in the Registration Statement, Attention: Treasurer; and
(iii) if sent to OCAI, will be mailed, delivered or telecopied and confirmed to them at the address of OCAI set forth in the Registration Statement, Attention:
Chief Financial Officer. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Trust Depositor and OCAI shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriter.

         SECTION 17. GOVERNING LAW, JURY WAIVER.

          (A) THIS UNDERWRITING AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK; AND

         (B) EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PERSON HERETO (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OR ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 17(B).

         SECTION 18. COUNTERPARTS. This Underwriting Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall, together constitute one and the same instrument.

         SECTION 19. HEADINGS. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Underwriting Agreement.

         SECTION 20. EFFECTIVENESS. This Underwriting Agreement shall become effective upon execution and delivery.

         If you are in agreement with the foregoing, please sign the counterpart hereof and return it to the Trust Depositor, whereupon this letter and your acceptance shall become a binding agreement among the Trust Depositor, OCAI, and the Underwriter.

                             Very truly yours,

                             ORIX CREDIT ALLIANCE RECEIVABLES
                             CORPORATION II

                             By:
                             Name:
                             Title:


                             ORIX CREDIT ALLIANCE RECEIVABLES
                             TRUST 1999-A


                             By:
                             Name:
                             Title:


                             ORIX CREDIT ALLIANCE, INC.


                             By:
                             Name:
                             Title:


The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date hereof.

FIRST UNION SECURITIES, INC.

By:
Name:
Title:

                                   SCHEDULE A


Date of Underwriting Agreement:  November ____, 1999

Underwriter:  First Union Securities, Inc.

Underwriter Address:     First Union Securities, Inc.
                         One First Union Center, TW-9
                         301 South College Street
                         Charlotte, NC 28288-0610

Title, Purchase Price and Description of Notes:

         Class A-1 Notes
         Title:                    $____   ____% Class A-1 Receivable-Backed
                                   Notes, Series 1999-A
         Price to public:          $________________
         Purchase price:           $________________
         Underwriting discount:    $________________
         Distribution Dates:       The 15th calendar day of each month (if
                                   such day is not a Business Day, then
                                   next succeeding Business Day), commencing
                                   November 15, 1999
         Maturity:                 ________________ Distribution Date

         Redemption  provisions:   Notes remaining outstanding may be redeemed
                                    in whole, but not in part, on any
                                    Distribution Date at the Servicer's option if the Aggregate Contract Principal Balance at such time is less than 10% of the initial Aggregate Contract Principal Balance as of the Cutoff Date.

         Class A-2 Notes
         Title:                    $________________ _____% Class A-2
                                   Receivable-Backed Notes, Series 1999-A
         Price to public:          $________________
         Purchase price:           $________________
         Underwriting discount:    $________________
         Distribution Dates:       The 15th calendar day of each month (if such
                                   day is not a Business Day, then next
                                   succeeding Business Day), commencing
                                   November 15, 1999
         Maturity:                 ___________________ Distribution Date
         Redemption provisions:    Notes remaining outstanding may be redeemed
                                   in whole, but not in part, on any
                                   Distribution Date at the Servicer's option if the Aggregate Contract Principal Balance at such time is less than 10% of the initial Aggregate Contract Principal
                                    Balance as of the Cutoff Date.


         Class A-3 Notes
         Title:                     $________________  _____% Class A-3
                                    Receivable-Backed Notes, Series 1999-A
         Price to public:           $________________
         Purchase price:            $________________
         Underwriting discount:     $________________
         Distribution Dates:        The 15th calendar day of each month (if
                                    such day is not a Business Day, then
                                    next succeeding Business Day), commencing
                                    November 15, 1999
         Maturity:                  __________________ Distribution Date
         Redemption provisions:     Notes remaining outstanding may be redeemed
                                    in whole, but not in part, on any
                                    Distribution Date at the Servicer's option if the Aggregate Contract Principal Balance at such time is less than 10% of the initial
                                    Aggregate Contract Principal Balance as of the Cutoff Date.



         Class A-4 Notes
         Title:                     $________________  _____% Class A-4
                                    Receivable-Backed Notes, Series 1999-A
         Price to public:           $________________
         Purchase price:            $________________
         Underwriting discount:     $________________
         Distribution Dates:        The 15th calendar day of each month
                                    (if such day is not a Business Day, then
                                    next succeeding Business Day), commencing
                                    November 15, 1999
         Maturity:                  __________________ Distribution Date
         Redemption provisions:     Notes remaining outstanding may
                                    be redeemed in whole, but not in part, on any Distribution Date at the Servicer's option if the Aggregate Contract Principal
                                    Balance at such time is less than 10% of the initial Aggregate Contract Principal Balance as of the Cutoff Date.

         Class B Notes
         Title:                     $________________  _____% Class B
                                    Receivable-Backed Notes, Series 1999-A
         Price to public:           $________________
         Purchase price:            $________________
         Underwriting discount:     $________________

         Distribution Dates:        The 15th calendar day of each month (if
                                    such day is not a Business Day, then
                                    next succeeding Business Day), commencing
                                    November 15, 1999
         Maturity:________________  Distribution Date

         Redemption provisions:     Notes remaining outstanding may be redeemed
                                    in whole, but not in part, on any
                                    Distribution Date at the Servicer's option if the Aggregate Contract Principal Balance at such time is less than 10% of the initial
                                    Aggregate Contract Principal Balance as of the Cutoff Date.


         Class C Notes
         Title:                     $________________  _____% Class C
                                    Receivable-Backed Notes, Series 1999-A
         Price to public:           $________________
         Purchase price:            $________________
         Underwriting discount:     $________________
         Distribution Dates:        The 15th calendar day of each month (if
                                    such day is not a Business Day, then
                                    next succeeding Business Day), commencing
                                    November 15, 1999
         Maturity:                  __________________ Distribution Date
         Redemption provisions:     Notes remaining outstanding may be redeemed
                                    in whole, but not in part, on any
                                    Distribution Date at the Servicer's option if the Aggregate Contract Principal Balance at such time is less than 10% of the initial
                                    Aggregate Contract Principal Balance as of the Cutoff Date.

Closing Date, Time and Location:

         Date:
         Time:
         Location:

                                     ANNEX A


                  (i) Each of the Trust Depositor and OCAI has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction.

                  (ii) The Transaction Documents to which OCAI is a party have been duly authorized, executed and delivered by OCAI.

                  (iii) There are no actions, proceedings or investigations pending before or, to the knowledge of such counsel, threatened by any court, administrative agency or other tribunal to which (A) the Trust Depositor is a party or of which any of its properties are the subject:
         (1) that if determined adversely to the Trust Depositor would have a material adverse effect on the business, results of operations or financial condition of the Trust Depositor; (2) asserting the invalidity of the Indenture, the Transfer and Servicing Agreement or the Notes; (3) seeking to prevent the issuance of the Notes or the consummation by the Trust Depositor of any of the transactions contemplated by the Indenture, the Transfer and Servicing Agreement, or the Underwriting Agreement, as the case may be; or (4) that would materially and adversely affect the performance by the Trust Depositor of its obligations under, or the validity or enforceability of the Transaction Documents to which it is a party or the Notes or (B) OCAI is a party or which any of its properties is subject that would materially and adversely affect the performance by OCAI of its obligations under any of the Transaction Documents to which it is a party.

                                     ANNEX B


                  (i) The Trust Depositor and OCAI have been duly incorporated and are validly existing corporations in good standing under the laws of the State of Delaware and the state of New York, respectively.

                  (ii) The Transaction Documents to which OCAI or the Trust Depositor, as the case may be, is a party have been duly authorized, executed and delivered by the Trust Depositor or OCAI, as applicable.

                  (iii) OCAI has full corporate power and authority to enter into and fulfill its obligations under the Transaction Documents and to transfer the Contract Assets to the Trust Depositor as contemplated in the OCAI Transfer Agreement.

                  (iv) Assuming the Indenture has been duly authorized, executed and delivered by the Trust, the Indenture has been duly qualified under the Trust Indenture Act of 1939 and constitutes a valid and legally binding obligation of the Trust, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (v) Assuming the Notes have been duly authorized, executed, authenticated, issued and delivered by the Trust, the Notes constitute valid and legally binding obligations of the Trust, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (vi) Each Transaction Document (other than the Trust Agreement as to which such counsel need not express an opinion) to which OCAI, the Trust Depositor or the Trust, as the case may be, is a party constitutes a valid and legally binding obligation of OCAI, the Trust Depositor or the Trust, as the case may be, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (vii) The execution and delivery of the Transaction Documents to which OCAI or the Trust Depositor, as the case may be, is a party and the consummation of the transactions contemplated therein will not conflict with or constitute a breach of, or default under, the charter or by-laws of OCAI or the Trust Depositor, as the case may be, or any agreement, indenture, or other instrument known to such counsel to which OCAI or the Trust Depositor, as the case may be, or any of OCAI's other subsidiaries is a party or by which OCAI or the Trust Depositor or any of OCAI's other subsidiaries or their respective parents may be bound, or any judgment, administrative or court order or decree known to such counsel to be applicable to either OCAI or the Trust Depositor or any of OCAI's other subsidiaries.

                  (viii) The execution, delivery and performance of this Underwriting Agreement, the Indenture and the Transfer and Servicing Agreement by the Trust Depositor and OCAI, the consummation of the transactions contemplated hereby and thereby, and the issuance and delivery of the Notes do not and will not conflict with or result in a material breach or violation of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Trust Depositor or OCAI are parties or by which the Trust Depositor or OCAI are bound or to which any of the property or assets of the Trust Depositor or OCAI or any of their subsidiaries are subject, nor will such actions result in any violation of the provisions of the articles of incorporation or bylaws of the Trust Depositor or OCAI or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Trust Depositor or OCAI or any of their properties or assets.

                  (ix) The Subordination Agreement establishes the relative rights and priorities of the Trust and OCAI in collateral securing certain of the Contracts and other contracts originated by OCAI and does not provide for the performance of obligations or duties by either OCAI or the Trust. Accordingly, the Subordination Agreement should not be construed as an executory contract for purposes of Section 365 of the Bankruptcy Code.

                  (x) To the best of such counsel's knowledge, there are no material contracts, indentures or other documents of a character required to be described or referred to in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement other than those described or referred to therein as filed or incorporated by reference as exhibits thereto.

                  (xi) The Indenture and the Notes conform in all material respects to the description thereof contained in the Prospectus.

                  (xii) The information in the Prospectus under "Description of the Notes and Indenture" (other than of the portion thereof under the caption "Book-Entry Registration," as to which such counsel need not express an opinion) and "The Transfer and Servicing Agreement," insofar as it constitutes a summary of certain provisions of the Notes and the Transaction Documents, summarizes fairly such provisions.

                  (xiii) The information in the Prospectus under "Material Federal Income Tax Considerations" and "ERISA Considerations," to the extent that it constitutes statements of matters of law or legal conclusions, has been reviewed by such counsel and is correct in all material respects. For federal income tax purposes, in such counsel's opinion, the Notes will be considered debt and the Trust will not be an association taxable as a corporation.

                  (xiv) All consents, authorizations, approvals, registration, qualifications and filings required to be obtained or made with any court or governmental agency or body having jurisdiction over OCAI or the Trust Depositor for the issuance, sale and delivery of the Notes to the Underwriter, the sale of the Contract Assets from OCAI to the Trust Depositor, the transfer of the Contract Assets from the Trust Depositor to the Trust, and the other transactions contemplated by the Underwriting Agreement and the Transaction Documents to which the Trust Depositor or OCAI is a party, have been obtained or made.

                  (xv) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the United States is required for the issuance of the Notes, and the sale of the Notes to the Underwriter, or the consummation by the Trust Depositor of the other transactions contemplated by the Transaction Documents, except such consents, approvals, authorizations, registrations or qualifications as may be required under the Securities Act or state securities or blue sky laws in connection with the purchase and distribution of the Notes by the Underwriters or as have been previously obtained.

                  (xvi) The issuance of the Notes and the sale of the Notes by the Trust to the Underwriter pursuant to the Underwriting Agreement do not, and the performance by each of the Trust Depositor and OCAI of its obligations under the Transaction Documents to which the Trust Depositor or OCAI is a party will not, violate any Federal law of the United States or law of the State of New York applicable to the Trust Depositor or OCAI, provided, however, that, for the purpose of this paragraph (xvi), such counsel need not express an opinion with respect to state securities laws, other antifraud laws and fraudulent transfer laws; provided, further, that insofar as performance by each of the Trust Depositor and OCAI of their obligations under the Transaction Documents to which the Trust Depositor or OCAI is a party is concerned, such counsel need not express an opinion as to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights.

                  (xvii) Neither the Trust Depositor nor the Trust is subject to registration as an "investment company" as such term is defined under the Investment Company Act of 1940.

                  (xviii) The Trust Agreement is not required to be qualified under the Trust Indenture Act of 1939.

                  (xix) The Trust Depositor has full corporate power and authority to enter into and fulfill its obligations under the Transaction Documents and to transfer the Contract Assets to the Trust as contemplated in the Transfer and Security Assessment.

                  (xx) The OCAI Transfer Agreement constitutes a valid assignment of all of OCAI's right, title and interest in the Contract Assets. To the extent that the Contracts constitute "chattel paper" under the New York Uniform Commercial Code, the perfection of such security interest is governed by the law of the State of New Jersey.

                  (xxi) The Transfer and Servicing Agreement either (a) validly assigns to the Trust all of the Trust Depositor's right, title and interest in the Contract Assets or (b) creates a valid security interest in the Contract Assets and the proceeds thereof in favor of the Trust. To the extent that the transfer constitutes (a) a sale of Contract Assets that constitute "chattel paper" under the New York Uniform Commercial Code, the perfection of such security interest is governed by the law of the State of New Jersey and (b) a security interest in Contracts that are "chattel paper" under the New York Uniform Commercial Code, the perfection of such security interest is governed by the law of the State of New Jersey.

                  (xxii) The Indenture creates a valid security interest in all of the Trust's right, title and interest in and to the Contract Assets. To the extent that the Contract Assets constitute "chattel paper" under the New York Uniform Commercial Code, the perfection of such security interest is governed by the law of the State of Delaware.

                                     ANNEX C

                  (i) No authorization, approval, consent or order of any New Jersey court or governmental authority or agency is required in connection with the sale of the Notes to the Underwriter, the sale of the Contract Assets by OCAI to the Trust Depositor and the subsequent sale of the Contract Assets by the Trust Depositor to the Trust, and the other transactions contemplated by the Transaction Documents, except such as may have been obtained or be required under any state, federal and other securities laws (including, but not limited to, the Securities Act, the Exchange Act, the Investment Company Act of 1940, or the Trust Indenture Act of 1939) or any other laws governing or affecting the issuance, sale, registration, underwriting or other transfer of securities or the trading or marketing thereof and any rules and regulations promulgated thereunder (collectively, the "Securities Laws").

                  (ii) The execution and delivery of the Underwriting Agreement and the other Transaction Documents and the consummation of the transactions contemplated thereunder will not result in the violation of the provisions of any applicable New Jersey law or administrative regulation, except that such counsel need not express any opinion as to the applicability or violation of any Securities Laws.

                  (iii) The Trust Depositor's UCC- 1 Statement (the "Trust Depositor Statement") and the OCAI UCC-1 Statement (the "OCAI Statement") are in an appropriate form for filing with the New Jersey Department of Treasury, Division of Revenue, Uniform Commercial Code Section.

                  (iv) (A) Upon proper execution and filing of the OCAI Statement in the New Jersey Department of Treasury, Division of Revenue, Uniform Commercial Code Section, and assuming the valid transfer of the Contract Assets to the Trust Depositor pursuant to the Transaction Documents, the Trust Depositor shall have an ownership interest in the Contract Assets, which interest shall be free and clear of any lien or encumbrance which may be created and perfected under the New Jersey Uniform Commercial Code.

                  (B) (1) To the extent that the transfer of the Contract Assets to the Trust may be determined under relevant law to be a "true sale" (a matter as to which such counsel need not express an opinion), upon proper execution and filing of the Trust Depositor Statement in the New Jersey Department of Treasury, Division of Revenue, Uniform Commercial Code Section, and assuming the valid transfer of the Contract Assets to the Trust, the Trust will have an ownership interest in the Contract Assets, free and clear of any lien or encumbrance which may be created and perfected under the New Jersey Uniform Commercial Code (other than any lien or encumbrance theretofore granted to the Trust Depositor); and

                           (2) To the extent that the transfer of the Contract Assets to the Trust may be determined under relevant law to be a "transfer for the purposes of granting a security interest" (a matter as to which such counsel need not express an opinion), upon proper execution and filing of the Trust Depositor Statement in the New Jersey Department of Treasury) Division of Revenue, Uniform Commercial Code Section, and assuming the creation of a valid security interest, the Trust shall have a valid perfected, first priority security interest in the Contract Assets and proceeds thereof (other than any lien or encumbrance theretofore granted to the Trust Depositor).

                                     ANNEX D


                  (i) The Trust will be classified as a partnership and will not be an association taxable as a corporation for New Jersey income tax purposes.

                  (ii) The Trust would not be subject to any special tax status under New Jersey tax law based upon any characterization as a publicly traded partnership.

                  (iii) The Notes will be treated as indebtedness of the Trust for New Jersey income tax purposes.

                  (iv) The information in the Prospectus under the heading "State and Local Tax Considerations - New Jersey" has been reviewed by such counsel and is correct in all material respects.

                                     ANNEX E


                  (i) The Bank of New York ("BNY (DE)") is duly incorporated and validly existing as a banking corporation under the laws of the State of Delaware.

                  (ii) BNY (DE) has the power and authority to execute, deliver and perform its obligations under the Trust Agreement.

                  (iii) The Trust Agreement has been duly authorized, executed and delivered by BNY (DE) and constitutes a legal, valid and binding agreement of BNY (DE), enforceable against BNY (DE), in accordance with its terms.

                  (iv) Neither the execution, delivery and performance by BNY
         (DE) of the Trust Agreement, nor the consummation by BNY (DE) of any of the transactions contemplated thereby, requires the consent, authorization, order or approval of, the giving of notice to, the registration with or the taking of any other action in respect of, any governmental authority or agency under the laws of the State of Delaware or any federal law of the United States governing the banking or trust powers of BNY (DE), other than the filing of the Certificate of Trust with the Secretary of State (which Certificate of Trust has been duly filed).

                  (v) Neither the execution, delivery and performance by BNY
         (DE) of the Trust Agreement, nor the consummation by BNY (DE) of any of the transactions contemplated thereby, (i) conflicts with or constitutes a breach of or default under the Certificate of Trust, the Trust Agreement, the certificate of incorporation or by-laws of BNY
         (DE) or, to the knowledge of such counsel, without independent investigation, any agreement, indenture or other instrument to which BNY (DE) is a party or by which it or any of its properties may be bound or (ii) violates any law, governmental rule or regulation of the State of Delaware or any federal law of the United States of America governing the banking or trust powers of BNY (DE), or, to the knowledge of such counsel, without independent investigation, any court decree of the State of Delaware applicable to BNY (DE).

                  (vi) To the knowledge of such counsel, without independent investigation, there are no actions or proceedings pending or threatened against BNY (DE) in any court or before any governmental authority, arbitration board or tribunal of the State of Delaware which involve the Trust Agreement or would question the right, power or authority of BNY (DE) to enter into or perform its obligations under the Trust Agreement.

                  (vii) To the knowledge of such counsel, without independent investigation, there exist no liens, security interests or charges affecting any of the property of the Trust resulting from acts of or claims against BNY (DE) that are unrelated to the transactions contemplated by the Trust Agreement.

                                     ANNEX F


                  (i) The Trust has been duly formed and is validly existing as a business trust under the Delaware Business Trust Act, 12 Del.C.
         Section 3801, et seq. (the "Act"), and has the power and authority under the Trust Agreement and the Act to execute, deliver and perform its obligations under the Transaction Documents to which the Trust is a party (the "Trust Documents").

                  (ii) The Trust Documents have been duly authorized, executed and delivered by the Trust.

                  (iii) The Trust Agreement is a legal, valid and binding obligation of the Depositor and the Owner Trustee, enforceable against the Trust Depositor and the Owner Trustee, in accordance with its terms.

                  (iv) Neither the execution, delivery and performance by the Trust of the Trust Documents, nor the consummation by the Trust of any of the transactions contemplated thereby, requires the consent or approval of, the withholding of objection on the part of, the giving of notice to, the filing, registration or qualification with, or the taking of any other action in respect of, any governmental authority or agency of the State of Delaware, other than the filing of the Certificate of Trust with the Secretary of State.

                  (v) Neither the execution, delivery and performance by the Trust of the Trust Documents, nor the consummation by the Trust of the transactions contemplated thereby, is in violation of the Trust Agreement or of any law, rule or regulation of the State of Delaware applicable to the Trust.

                  (vi) Under Section 3805(b) of the Act, no creditor of any Certificateholder (including the Trust Depositor in its capacity as such) shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the property of the Trust.

                  (vii) Under the Act, the Trust is a separate legal entity and, assuming that the Transfer and Servicing Agreement conveys good title to the property transferred thereunder to the Trust as a true sale and not as a security arrangement, the Trust rather than the Certificateholder will hold whatever title to the property as may be conveyed to it from time to time pursuant to the Transfer and Servicing Agreement, except to the extent that the Trust has taken action to dispose of or otherwise transfer or encumber any part of the Trust's property.

                  (viii) Under Section 3805(c) of the Act, except to the extent otherwise provided in the Trust Agreement, a Certificate holder (including the Trust Depositor in its capacity as such) has no interest in specific property of the Trust.

                  (ix) Assuming that the Trust will not be characterized as an association taxable as a corporation under the Code and assuming that the Notes are treated as debt and the Certificates are treated as representing an undivided interest in the assets of the Trust, (i) neither the Trust nor any of its assets will be subject to income taxation by the State of Delaware and (ii) a Certificateholder that would not be subject to taxation by the State of Delaware, but for its ownership of Certificates in the Trust, will not be subject to such taxation solely as a result of such ownership.

                  (x) To the extent that Article 9 of the Uniform Commercial Code as in effect in the State of Delaware (the "Delaware UCC") is applicable (without regard to conflicts of laws principles), and assuming that the security interest created by the Indenture in the Contract Assets has been duly created and has attached, upon the filing of the UCC-1 statement with the Secretary of State the Indenture Trustee will have a perfected security interest in the Trust's rights in that portion of the Contract Assets that constitutes "chattel paper," "general intangibles" or "accounts" (as such terms are defined in the Delaware UCC) and the proceeds thereof; and such security interest will be prior to any other security interest granted by the Trust that is perfected solely by the filing of financing statements under the Delaware UCC, excluding purchase money security interests under "9-312 of the Delaware UCC and temporarily perfected security interests in proceeds under "9-306 of the Delaware UCC.

                  (xi) No re-filing or other action is necessary under the Delaware UCC in order to maintain the perfection of such security interest except as described therein.

                                     ANNEX G


                  (i) The Indenture Trustee is a national banking association with trust powers, duly and validly existing under the laws of the United States of America, with corporate power and authority (corporate and other) to execute, deliver and perform its obligations under the Indenture and to act as Indenture Trustee.

                  (ii) The Indenture has been duly authorized, executed and delivered by the Indenture Trustee.

                  (iii) The execution and delivery of the Indenture by the Indenture Trustee and the performance by the Indenture Trustee of its terms do not conflict with or result in a violation of (x) any law or regulation of the United States of America governing the banking or trust powers of the Indenture Trustee or (y) the organization certificate or by-laws of the Indenture Trustee.

                  (iv) No approval, authorization or other action by, or filing with, any governmental authority of the United States of America having jurisdiction over the banking or trust powers of the Indenture Trustee is required in connection with the execution and delivery by the Indenture Trustee of the Indenture or the performance by the Indenture Trustee thereunder.